UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2011

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 11, 2011, Nelnet, Inc. (the “Company”) issued a press release announcing that it closed on a transaction to purchase the residual interest in $1.9 billion of Federal Family Education Loan Program consolidation loans from an affiliate of Greystone & Co., Inc.  The Company acquired the ownership interest in GCO SLIMS Trust-1 (SLIMS Trust) giving the Company rights to the residual interest in GCO Education Loan Funding Trust-I (Trust-I). As a part of the agreement, the Company will become master servicer and administrator for Trust-I and administrator for the SLIMS Trust.

The Company expects the purchase will be immediately accretive to base net income.  The student loans and debt within the trusts will be included in the Company’s consolidated financial statements and increases its student loan portfolio to more than $25 billion.

 A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 11, 2011 – “Nelnet Purchases Residual Interest in $1.9 Billion of Federal Student Loans from Greystone & Co., Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.

Dated: July 11, 2011	By:	/s/ TERRY J. HEIMES
	Name:	Terry J. Heimes
	Title:	Chief Financial Officer

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